UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

J.P. MORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	13-2624428
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
270 Park Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7 ¼% Subordinated Debentures Due August 15, 2004	New York Stock Exchange, Inc.
Guarantee of 8.00% Preferred Securities of BANK ONE Capital I	New York Stock Exchange, Inc.
Guarantee of 8.50% Preferred Securities of BANK ONE Capital II	New York Stock Exchange, Inc.
Guarantee of 8.00% Preferred Securities of BANK ONE Capital V	New York Stock Exchange, Inc.
Guarantee of 7.20% Preferred Securities of BANK ONE Capital VI	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-116822, 333-116775 and 333-116771.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

ITEM 1.    DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The securities of J.P. Morgan Chase & Co. (the “Registrant”) to be registered hereunder (collectively, the “Securities”) are as follows: (i) 7¼% Subordinated Debentures Due August 15, 2004 (the “Debentures”), (ii) the Guarantee of 8.00% Preferred Securities of BANK ONE Capital I (the “Capital I Preferred Securities Guarantee”), (iii) the Guarantee of 8.50% Preferred Securities of BANK ONE Capital II (the “Capital II Preferred Securities Guarantee”), (iv) the Guarantee of 8.00% Preferred Securities of BANK ONE Capital V (the “Capital V Preferred Securities Guarantee”) and (v) the Guarantee of 7.20% Preferred Securities of BANK ONE Capital VI (the “Capital VI Preferred Securities Guarantee”).

Pursuant to an Agreement and Plan of Merger, dated as of January 14, 2004, between the Registrant and Bank One Corporation (“Bank One”), Bank One merged with and into the Registrant (the “Merger”). The Registrant is the surviving corporation in the Merger and has assumed each obligation listed in the preceding paragraph.

A description of the Debentures is set forth under the caption “Heritage Bank One Debt Securities” in the prospectus dated July 1, 2004 included in the Registration Statement on Form S-3 (Registration No. 333-116822) of the Registrant and is incorporated herein by reference.

A description of the Capital I Preferred Securities Guarantee is set forth under the caption “Description of the Preferred Securities Guarantee” in the prospectus dated July 1, 2004 included in the Registration Statement of the Registrant on Form S-3 (Registration No. 333-116775) and is incorporated herein by reference.

A description of the Capital II Preferred Securities Guarantee is set forth under the caption “Description of the Preferred Securities Guarantee” in the prospectus dated July 1, 2004 included in the Registration Statement of the Registrant on Form S-3 (Registration No. 333-116775) and is incorporated herein by reference.

A description of the Capital V Preferred Securities Guarantee is set forth under the caption “Description of the Preferred Securities Guarantee” in the prospectus dated July 1, 2004 included in the Registration Statement of the Registrant on Form S-3 (Registration No. 333-116771) and is incorporated herein by reference.

A description of the Capital VI Preferred Securities Guarantee is set forth under the caption “Description of the Preferred Securities Guarantee” in the prospectus dated July 1, 2004 included in the Registration Statement of the Registrant on Form S-3 (Registration No. 333-116771) and is incorporated herein by reference.

ITEM 2.    EXHIBITS.

4.1	Form of Indenture, dated as of July 15, 1992, between NBD Bancorp, Inc. (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and The Chase Manhattan Bank N.A., as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (File No. 33-49858) of NBD Bancorp, Inc.).

4.2	Form of Supplemental Indenture among the Registrant, Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank N.A.), as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of July 15, 1992 (incorporated by reference to Exhibit 4.41 to the Registrant’s Registration Statement on Form S-3 (File No. 333-116822)).

4.3	Form of Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4.25 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.4	Form of Guarantee Trustee Resignation and Appointment Agreement (incorporated by reference to Exhibit 4.18 to the Registrant’s Registration Statement on Form S-3 (File No. 333-116775)).

4.5	Form of Amended and Restated Certificate of Trust of BANK ONE Capital I (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-116775)).

4.6	Form of Second Amended and Restated Certificate of Trust of BANK ONE Capital II (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-116775)).

4.7	Form of Second Amended and Restated Certificate of Trust of BANK ONE Capital V (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-116771)).

4.8	Form of Amended and Restated Certificate of Trust of BANK ONE Capital VI (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-116771)).

4.9	Declaration of Trust of BANK ONE Capital I (incorporated by reference to Exhibit 4.14 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.10	Declaration of Trust of BANK ONE Capital II (incorporated by reference to Exhibit 4.15 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.11	Declaration of Trust of BANK ONE Capital V (incorporated by reference to Exhibit 4.18 to Bank One Corporation’s Registration Statement on Forms S-3 (File No. 333-80903)).

4.12	Declaration of Trust of BANK ONE Capital VI (incorporated by reference to Exhibit 4.10 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-47022)).

4.13	Form of Instrument of Resignation, Appointment and Acceptance with regard to First Chicago NBD Capital I and BANK ONE Capital I (incorporated by reference to Exhibit 4.9 of the Registrant’s Registration Statement on Form S-3 (File No. 333-116775)).

4.14	Form of Instrument of Resignation, Appointment and Acceptance with regard to BANK ONE Capital II, BANK ONE Capital III, BANK ONE Capital IV, BANK ONE Capital V and BANK ONE Capital VI (incorporated by reference to Exhibit 4.10 of the Registrant’s Registration Statement on Form S-3 (File No. 333-116775)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

J.P. MORGAN CHASE & CO.

DATED: July 1, 2004	By:	/S/ ANTHONY J. HORAN
Name: Anthony J. Horan Title: Secretary

EXHIBIT INDEX

4.1	Form of Indenture, dated as of July 15, 1992, between NBD Bancorp, Inc. (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and The Chase Manhattan Bank N.A., as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (File No. 33-49858) of NBD Bancorp, Inc.).

4.2	Form of Supplemental Indenture among the Registrant, Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank N.A.), as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of July 15, 1992 (incorporated by reference to Exhibit 4.41 to the Registrant’s Registration Statement on Form S-3 (File No. 333-116822)).

4.3	Form of Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4.25 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.4	Form of Guarantee Trustee Resignation and Appointment Agreement (incorporated by reference to Exhibit 4.18 to the Registrant’s Registration Statement on Form S-3 (File No. 333-116775)).

4.5	Form of Amended and Restated Certificate of Trust of BANK ONE Capital I (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-116775)).

4.6	Form of Second Amended and Restated Certificate of Trust of BANK ONE Capital II (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-116775)).

4.7	Form of Second Amended and Restated Certificate of Trust of BANK ONE Capital V (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-116771)).

4.8	Form of Amended and Restated Certificate of Trust of BANK ONE Capital VI (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-116771)).

4.9	Declaration of Trust of BANK ONE Capital I (incorporated by reference to Exhibit 4.14 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.10	Declaration of Trust of BANK ONE Capital II (incorporated by reference to Exhibit 4.15 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.11	Declaration of Trust of BANK ONE Capital V (incorporated by reference to Exhibit 4.18 to Bank One Corporation’s Registration Statement on Forms S-3 (File No. 333-80903)).

4.12	Declaration of Trust of BANK ONE Capital VI (incorporated by reference to Exhibit 4.10 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-47022)).

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4.13	Form of Instrument of Resignation, Appointment and Acceptance with regard to First Chicago NBD Capital I and BANK ONE Capital I (incorporated by reference to Exhibit 4.9 of the Registrant’s Registration Statement on Form S-3 (File No. 333-116775)).

4.14	Form of Instrument of Resignation, Appointment and Acceptance with regard to BANK ONE Capital II, BANK ONE Capital III, BANK ONE Capital IV, BANK ONE Capital V and BANK ONE Capital VI (incorporated by reference to Exhibit 4.10 of the Registrant’s Registration Statement on Form S-3 (File No. 333-116775)).

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